Exhibit 99.3

BELDEN INC.

Unaudited Pro Forma Combined Condensed Financial Information

as of and for the nine months ended September 28, 2014 and for the year ended December 31, 2013

INTRODUCTION

On January 2, 2015, we acquired VIA Holdings I, Inc., and its wholly owned subsidiaries VIA Holdings II, Inc. and Tripwire, Inc. (collectively, Tripwire) for a purchase price of approximately $703.1 million (the Tripwire Acquisition). Tripwire is a leading global provider of advanced threat, security and compliance solutions that enable enterprises, service providers, manufacturers, and government agencies to confidently detect, prevent, and respond to growing security threats. Tripwire’s IT security and compliance automation software solutions help protect physical and virtual IT infrastructure. Tripwire’s headquarters are located in Portland, Oregon, with sales, local support, and research and development offices located in California, Georgia, Canada, the United Kingdom, and Japan. The purchase price was funded with cash on hand and $200.0 million of borrowings under our revolving credit facility (the Revolver).

Pro Forma Financial Information

We have prepared the unaudited pro forma combined condensed financial information set forth below to reflect the acquisition of Tripwire by the application of pro forma adjustments to the historical financial statements of Belden. The periods presented consist of an unaudited pro forma combined condensed balance sheet as of September 28, 2014, and unaudited pro forma combined condensed statements of operations for the nine months ended September 28, 2014 and the year ended December 31, 2013.

We have derived the unaudited pro forma combined condensed financial information by applying pro forma adjustments to the historical consolidated financial statements of Belden, as included in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2014, and our Annual Report on Form 10-K for the year ended December 31, 2013. We have extracted the historical condensed consolidated financial statements of Tripwire from its interim financial statements as of and for the nine months ended September 30, 2014, and its annual financial statements for the year ended December 31, 2013.

The unaudited pro forma combined condensed balance sheet as of September 28, 2014 gives pro forma effect to the Tripwire Acquisition as if it occurred on September 28, 2014. The unaudited pro forma combined condensed statements of operations for the nine months ended September 28, 2014 and the year ended December 31, 2013 give pro forma effect to the Tripwire Acquisition as if it had occurred on January 1, 2013.

The unaudited pro forma combined condensed financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Tripwire Acquisition actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

BELDEN INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET

September 28, 2014

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Belden Inc.	Tripwire	Adjustments		Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$449,102	$29,661	$(508,439)	(i)	$(29,676	)(xiii)
Receivables, net	416,412	29,854	—		446,266
Inventories, net	223,714	—	856	(ii)	224,570
Deferred income taxes	28,486	13,848	(16,261)	(iii)	26,073
Other current assets	51,149	4,368	(1,121)	(iv)	54,396

Total current assets	1,168,863	77,731	(524,965)		721,629
Property, plant and equipment, less accumulated depreciation	319,689	6,647	—		326,336
Goodwill	939,500	150,621	291,013	(v)	1,381,134
Intangible assets, less accumulated amortization	465,610	64,170	248,830	(vi)	778,610
Deferred income taxes	24,335	—	—		24,335
Other long-lived assets	89,989	2,888	(2,333)	(vii)	90,544

	$3,007,986	$302,057	$12,545		$3,322,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,870	$2,273	$—		$243,143
Accrued liabilities	226,684	58,397	(42,017)	(viii)	243,064
Current maturities of long-term debt	2,500	1,650	(1,650)	(ix)	2,500

Total current liabilities	470,054	62,320	(43,667)		488,707
Long-term debt	1,536,181	162,738	37,262	(x)	1,736,181
Postretirement benefits	112,419	—	—		112,419
Other long-term liabilities	52,452	16,243	89,955	(xi)	158,650
Stockholders’ equity:
Common stock	503	95	(95)		503
Other stockholders’ equity	836,377	60,661	(70,910)		826,128

Total stockholders’ equity	836,880	60,756	(71,005)	(xii)	826,631

	$3,007,986	$302,057	$12,545		$3,322,588

See accompanying notes to unaudited pro forma combined condensed financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2014

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Belden Inc.	Tripwire	Adjustments		Combined
	(In thousands, except per share amounts)
Revenues	$1,699,355	$103,738	$—		$1,803,093
Cost of sales	(1,097,521)	(18,514)	4,435	(i)	(1,111,600)

Gross profit	601,834	85,224	4,435		691,493
Selling, general and administrative expenses	(359,854)	(65,381)	14,280	(ii)	(410,955)
Research and development	(82,633)	(22,006)	—		(104,639)
Amortization of intangibles	(42,739)	—	(36,000)	(iii)	(78,739)
Income from equity method investment	3,240	—	—		3,240

Operating income (loss)	119,848	(2,163)	(17,285)		100,400
Interest expense	(58,679)	(9,526)	6,967	(iv)	(61,238)
Interest income	420	—	—		420
Other income (expense)	—	(146)	146	(v)	—

Income (loss) from continuing operations before taxes	61,589	(11,835)	(10,172)		39,582
Income tax benefit (expense)	(2,571)	1,256	3,937	(vi)	2,622

Income (loss) from continuing operations	$59,018	$(10,579)	$(6,235)		$42,204

Weighted average number of common shares and equivalents:
Basic	43,439				43,439
Diluted	44,164				44,164
Basic income per share from continuing operations	$1.36				$0.97

Diluted income per share from continuing operations	$1.33				$0.96

See accompanying notes to unaudited pro forma combined condensed financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Belden Inc.	Tripwire	Adjustments		Combined
	(In thousands, except per share data)
Revenues	$2,069,193	$118,479	$—		$2,187,672
Cost of sales	(1,364,764)	(22,416)	5,571	(i)	(1,381,609)

Gross profit	704,429	96,063	5,571		806,063
Selling, general and administrative expenses	(378,009)	(82,845)	19,028	(ii)	(441,826)
Research and development	(83,277)	(23,874)	(1,438)	(iii)	(108,589)
Amortization of intangibles	(50,803)	—	(48,000)	(iv)	(98,803)
Income from equity method investment	8,922	—	—		8,922

Operating income (loss)	201,262	(10,656)	(24,839)		165,767
Interest expense	(73,095)	(11,920)	8,375	(v)	(76,640)
Interest income	494	—	—		494
Other income (expense)	(1,612)	(273)	273	(vi)	(1,612)

Income (loss) from continuing operations before taxes	127,049	(22,849)	(16,191)		88,009
Income tax benefit (expense)	(22,315)	7,340	6,266	(vii)	(8,709)

Income (loss) from continuing operations	$104,734	$(15,509)	$(9,925)		$79,300

Weighted average number of common shares and equivalents:
Basic	43,871				43,871
Diluted	44,737				44,737
Basic income per share from continuing operations	$2.39				$1.81

Diluted income per share from continuing operations	$2.34				$1.77

See accompanying notes to unaudited pro forma combined condensed financial information.

BELDEN INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Information

as of and for the nine months ended September 28, 2014 and for the year ended December 31, 2013

1. Basis of Presentation

The unaudited pro forma combined condensed financial information was prepared to reflect the Tripwire Acquisition. The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments, when finalized, may differ materially from those presented in this unaudited pro forma financial information. There can be no assurance that a change in unaudited pro forma adjustments for the acquisition will not result in material changes to the information presented.

In management’s opinion, the unaudited pro forma combined condensed financial information reflects adjustments that are both necessary to present fairly the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of operations as of and for the periods indicated and are reasonable given the information currently available. Pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. Material non-recurring profits and losses that result directly from the acquisition have not been included in the unaudited pro forma combined condensed statements of operations, including 1) adjusting Tripwire’s historical deferred revenue to fair value, 2) compensation expense resulting from the acceleration of Tripwire’s unvested stock awards at closing, and 3) the amortization of the sales backlog intangible asset.

The unaudited pro forma combined condensed financial information is for illustrative and informational purposes only and is not intended to represent what our financial position or results from operations would have been had the Tripwire Acquisition been completed at the dates indicated. The unaudited pro forma combined condensed financial information should not be considered indicative of our future financial position or results of operations.

This information should be read in conjunction with Belden’s historical financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the nine-months ended September 28, 2014, and Tripwire’s historical financial statements and the accompanying notes that are included in its consolidated financial statements for the year ended December 31, 2013 and for the nine-months ended September 30, 2014.

2. Business Combination Accounting

The unaudited pro forma combined condensed financial information reflects the Tripwire Acquisition using business combination accounting, which requires the measurement of the fair value of identifiable assets acquired and liabilities assumed. We have estimated the fair values as presented in the pro forma financial information using commonly accepted valuation methodologies. We are in the process of completing a formal valuation process. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.

We will continue to refine our valuation modeling as information regarding the tangible and intangible assets is obtained, which will likely result in changes to the fair value measurements and estimates as presented herein. Upon completion of the valuation procedures, we will revise the fair values of the acquired assets and assumed liabilities, as necessary.

The allocation of the purchase price was based upon preliminary valuation models and our estimates and assumptions. The allocation is subject to change, although we will undertake to complete the final allocation of the purchase price within twelve months following the date of closing of the Tripwire Acquisition. In the opinion of management, the unaudited pro forma combined condensed financial information purports a reasonable valuation of the Tripwire Acquisition and provides for all adjustments necessary to reflect the effects of the transaction.

3. Pro Forma Adjustments

Generally, the adjustments in each of the statements presented above represent the following: (i) adjustments of the historical net book values of the assets acquired and liabilities assumed to estimated fair value and the associated income statement effects, such as revised amortization expense as a result of the fair value adjustments and changes to estimated useful lives; (ii) the impact of the purchase price of the Tripwire Acquisition, including the payment of cash and borrowings under our Revolver, and the associated income statement effects, such as incremental interest expense; (iii) adjustments to the historical financial statements of Tripwire in order to present Tripwire’s financial statements in conformity with Belden accounting policies; and (iv) consideration of the income tax implications of the pro forma adjustments.

The unaudited pro forma combined condensed financial information presented above reflects the following specific adjustments:

Pro Forma Combined Condensed Balance Sheet

as of September 28, 2014

(i)	the net effect of the following adjustments:

(In thousands)
Cash outflow to fund a portion of the Tripwire Acquisition purchase price	$(506,864)
Cash payments for Belden’s transaction costs	(1,575)

Net decrease in cash and cash equivalents	$(508,439)

(ii)	reclassification of $0.9 million from other current assets to inventory to conform with Belden’s accounting policies and presentation;

(iii)	record current deferred tax liabilities of $16.3 million related to estimated fair value adjustments to current deferred revenue;

(iv)	the net effect of the following adjustments:

(In thousands)
Reduction of Tripwire’s historical unamortized debt issuance costs to a fair value of $0	$(875)
Reclassification from other current assets to inventory to conform to Belden’s accounting policies and presentation	(856)
Tax effect of Belden’s transaction costs	610

Net decrease in other current assets	$(1,121)

(v)	the remaining excess purchase price over fair value of the acquired tangible and intangible assets, net of assumed liabilities, which is recorded as goodwill, net of Tripwire’s historical goodwill;

(vi)	the estimated fair value of intangible assets recorded through purchase accounting, net of Tripwire’s historical intangible assets;

(vii)	reduction of Tripwire’s historical unamortized debt issuance costs to a fair value of $0;

(viii)	the estimated fair value adjustment to current deferred revenue of $42.0 million;

(ix)	the elimination of $1.7 million of liabilities not acquired by Belden;

(x)	the net effect of the following adjustments:

(In thousands)
Borrowings under our Revolver to fund a portion of the Tripwire acquisition purchase price	$200,000
Elimination of liabilities not acquired by Belden	(162,738)

Net increase in long-term debt	$37,262

(xi)	the net effect of the following adjustments:

(In thousands)
Record non-current deferred tax liabilities related to estimated fair value adjustments to intangible assets and non-current deferred revenue	$98,550
Estimated fair value adjustment to non-current deferred revenue	(5,821)
Elimination of liabilities not acquired by Belden	(8,274)
Record liability for deferred purchase price to be paid in the future	5,500

Net increase in other long-term liabilities	$89,955

(xii)	the net effect of the following adjustments:

(In thousands)
Reversal of Tripwire’s historical equity balances	$(60,756)
Impact of estimated non-recurring compensation expense recorded by Belden due to acceleration of unvested Tripwire stock options at closing	(9,284)
Belden’s transactions costs, net of tax	(965)

Net decrease in stockholders’ equity	$(71,005)

(xiii)	our historical cash and cash equivalents balance increased from $449.1 million as of September 28, 2014 to $741.2 million as of December 31, 2014, excluding any effects of the acquisition of Tripwire.

Pro Forma Combined Condensed Statements of Operations

for the nine months ended September 28, 2014

(i)	the net effect of the following adjustments:

(In thousands)
Elimination of Tripwire’s historical amortization expense	$4,581
Reclassification from other expenses to cost of sales to conform to Belden’s accounting policies and presentation	(146)

Net decrease in cost of sales	$4,435

(ii)	the elimination of $14.3 million of Tripwire’s historical amortization expense;

(iii)	the estimated amortization expense resulting from the estimated fair value adjustments to intangible assets of $36.0 million;

(iv)	the net effect of the following adjustments:

(In thousands)
Elimination of Tripwire’s historical interest expense	$9,526
Record interest expense on Belden’s borrowings to fund a portion of the purchase price	(2,559)

Net decrease in interest expense	$6,967

(v)	the reclassification of $0.1 million from other expenses to cost of sales to conform to Belden’s accounting policies;

(vi)	the estimated tax benefit of these pro forma adjustments of $3.9 million.

Pro Forma Combined Condensed Statements of Operations

for the year ended December 31, 2013

(i)	the net effect of the following adjustments:

(In thousands)
Elimination of Tripwire’s historical amortization expense	$6,002
Reclassification from other expenses to cost of sales to conform to Belden’s accounting policies	(273)
Reclassification of restructuring expenses from selling, general and administrative expenses to cost of sales to conform to Belden’s accounting policies and presentation	(158)

Net decrease in cost of sales	$5,571

(ii)	the net effect of the following adjustments:

(In thousands)
Elimination of Tripwire’s historical amortization expense	$17,432
Reclassification of restructuring expenses from selling, general and administrative expenses to cost of sales and research and development to conform to Belden’s accounting policies	1,596

Net decrease in selling, general and administrative expenses	$19,028

(iii)	the reclassification of $1.4 million of Tripwire’s historical restructuring costs from selling, general and administrative expenses to research and development to conform to Belden’s accounting policies;

(iv)	the estimated amortization expense resulting from the estimated fair value adjustments to intangible assets of $48.0 million;

(v)	the net effect of the following adjustments:

(In thousands)
Elimination of Tripwire’s historical interest expense	$11,920
Record interest expense on Belden’s borrowings to fund a portion of the purchase price	(3,545)

Net decrease in interest expense	$8,375

(vi)	the reclassification of $0.3 million from other expenses to cost of sales to conform to Belden’s accounting policies;

(vii)	the estimated tax benefit of these pro forma adjustments of $6.3 million.

4. Preliminary Estimated Allocation of Purchase Price

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed as presented in the pro forma combined condensed balance sheet above, as of September 28, 2014.

(In thousands)
Cash	$29,661
Receivables	29,854
Inventories	856
Other current assets	2,637
Property, plant and equipment	6,647
Goodwill	441,634
Intangible assets	313,000
Other non-current assets	555

Total assets	$824,844

Accounts payable	$2,273
Accrued liabilities	18,793
Non-current deferred tax liabilities	99,430
Other non-current liabilities	1,268

Total liabilities	121,764

Net assets	$703,080

For purposes of the above allocation, we based our estimate of the fair value of the acquired intangible assets on preliminary estimates, which will be finalized based upon the completion of a valuation study performed by a third party valuation firm. We are currently in the process of estimating the fair value of the acquired property, plant and equipment with the assistance of a third party valuation firm. We expect to adjust the value of the acquired property, plant and equipment when the analysis is completed.

5. Long-Term Debt

We borrowed $200.0 million under our Revolver in order to fund a portion of the purchase price for the acquisition of Tripwire. Borrowings under the Revolver are due in 2018. Interest on outstanding borrowings is variable, based upon LIBOR or other similar indices in foreign jurisdictions, plus a spread that ranges from 1.25%—1.75%, depending upon our leverage position.